                                                                    Exhibit 4.30


                                    EXHIBIT A

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE DEPOSITARY TRUST COMPANY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to TECO or its Purchase Contract Agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No.                                                  CUSIP No.
    -----------------------                                    ----------------

[Number of Normal Units]


                    Form of Face of Normal Units Certificate

         This Normal Units Certificate certifies that Cede & Co. is the registered Holder of the number of Normal Units set forth above. Each Normal Unit represents (i) either (a) beneficial ownership by the Holder of one 5.11% Trust Preferred Security (the "Trust Preferred Security") of TECO Capital Trust II, a Delaware statutory business trust (the "Trust"), having a stated liquidation amount of $25 per share, subject to the Pledge of such Trust Preferred Security by such Holder pursuant to the Pledge Agreement, (b) if the Trust Preferred Security has been remarketed by the Remarketing Agent (or if the Holder has elected not to have the Trust Preferred Security remarketed by delivering the appropriate Treasury Consideration specified by the Remarketing Agent), the appropriate Treasury Consideration, subject to the Pledge of such Treasury Consideration by such Holder pursuant to the Pledge Agreement or (c) upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with TECO Energy, Inc., a Florida corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Trust Preferred Security or the appropriate Treasury Consideration, as the case may be, constituting part of each Normal Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of TECO, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Unit.

         The Pledge Agreement provides that all payments in respect of the Pledged Trust Preferred Securities or Pledged Treasury Consideration received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) quarterly cash distributions on Normal Units which include Pledged Trust Preferred Securities or Pledged Treasury Consideration and (B) any payments of the Trust Preferred Securities or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments in respect of any Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, to TECO on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, are a part under the Purchase Contracts forming a part of such Normal Units. Quarterly distributions on Normal Units which include Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, which are payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing February 15, 2002 (each a "Payment Date"), shall, subject to receipt thereof by the Purchase Contract Agent from the Collateral Agent, be paid to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and TECO to sell, on February 15, 2005 (the "Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of shares of Common Stock of TECO, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Normal Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payments received in respect of the Pledged Trust Preferred Securities or the Pledged Treasury Consideration, as the case may be, pledged to secure the obligations of the Holder under such Purchase Contract.

         TECO shall pay, on each Payment Date, the Contract Adjustment Payments (as defined below) payable in respect of each Purchase Contract to the Person in whose name the Normal Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments and distributions on the Trust Preferred Securities or payments on the appropriate Treasury Consideration (as specified in clause (i) of the definition of the Remarketing Value), as the case may be, will be payable at the office of the Purchase Contract Agent in The City of New York or, at the option of TECO, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to an account specified by TECO. Notwithstanding the foregoing, TECO may at its discretion defer the Contract Adjustment Payments, but not beyond the Purchase Contract Settlement Date. TECO will pay additional Contract Adjustment Payments on installments of Contract Adjustment Payments so deferred at a rate of 1.25% per year until paid, unless the Purchase Contract has been earlier settled or terminated.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, TECO has caused this instrument to be duly executed.

                                    TECO ENERGY, INC.

                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                    By: THE BANK OF NEW YORK, not individually
                                    but solely as Attorney-in- Fact of such
                                    Holder

                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


Dated:

             PURCHASE CONTRACT AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                    THE BANK OF NEW YORK,
                                    as Purchase Contract Agent

                                    By:
                                       ----------------------------------
                                       Authorized Signatory

                  (Form of Reverse of Normal Units Certificate)


         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of January 15, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between TECO and The Bank of New York, as Purchase Contract Agent (including its successors thereunder, herein called the "Purchase Contract Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, TECO, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and TECO to sell, on the Purchase Contract Settlement Date at a price equal to $25 (the "Purchase Price"), a number of shares of Common Stock of TECO equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $30.10 (the "Threshold Appreciation Price"), 0.8305 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $26.29 the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $26.29, 0.9509 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

         The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by TECO.

         A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         Each Purchase Contract evidenced hereby may be settled prior to the Purchase Contract Settlement Date through Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting an Early Settlement or Merger Early Settlement, (ii) by application of payments received in respect of the Pledged Treasury Consideration acquired from the proceeds of a remarketing of the related Pledged Trust Preferred Securities underlying the Normal Units represented by this Normal Units Certificate or (iii) if the Holder has elected not to participate in the remarketing, by application of payments received in respect of the Pledged Treasury Consideration deposited by such Holder in respect of such Purchase Contract. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing the Collateral Agent, for the benefit of TECO, exercises its rights as a secured creditor with respect to the Pledged Trust Preferred Securities related to this Normal Units Certificate, any accumulated and unpaid distributions on such Pledged Trust Preferred Securities will become payable by TECO to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement.

         TECO shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         TECO shall pay on each Payment Date, commencing February 15, 2002, in respect of each Purchase Contract forming part of a Normal Unit evidenced hereby, an amount (the "Contract Adjustment Payments") equal to 1.25% per annum of the Stated Amount computed on the basis of (i) for any full quarterly period, a 360-day year of twelve 30-day months, (ii) for any period shorter than a full quarterly period, a 30-day month and (iii) for periods less than a month, the actual number of days elapsed per 30-day period. Such Contract Adjustment Payments shall be payable to the Person in whose name this Normal Unit Certificate (or a Predecessor Normal Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Trust Preferred Securities. Upon receipt of notice of any meeting at which holders of Trust Preferred Securities are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Trust Preferred Securities, the Purchase Contract Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Trust Preferred Securities entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the

Pledged Trust Preferred Securities constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Normal Units on such record date, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Pledged Trust Preferred Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Purchase Contract Agent shall abstain from voting the Pledged Trust Preferred Security evidenced by such Normal Unit.

         Upon a dissolution of the Trust, an aggregate liquidation amount of the LLC Preferred Securities (or if, the LLC shall have been dissolved, a principal amount of the Notes) constituting the assets of the Trust and underlying the Pledged Trust Preferred Securities equal to the aggregate Stated Amount of the Pledged Trust Preferred Securities shall be delivered to the Collateral Agent in exchange for Pledged Trust Preferred Securities. Thereafter, the LLC Preferred Securities or the Notes, as the case may be, shall be held by the Collateral Agent to secure the obligations of each Holder of Normal Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Normal Units. Following a dissolution of the Trust, the Holders and the Collateral Agent shall have such security interests, rights and obligations with respect to the LLC Preferred Securities or the Notes, as the case may be, as the Holders and the Collateral Agent had in respect of the Pledged Trust Preferred Securities, and any reference in the Purchase Contract Agreement or Pledge Agreement to the Trust Preferred Securities or Pledged Trust Preferred Securities shall be deemed to be a reference to the LLC Preferred Securities or the Notes, as appropriate.

         Upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Special Event Redemption Date with respect to the Applicable Principal Amount of Trust Preferred Securities shall be delivered to the Securities Intermediary in exchange for the Pledged Trust Preferred Securities. Thereafter, pursuant to the terms of the Pledge Agreement, the Securities Intermediary will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Normal Units to purchase shares of Common Stock under the Purchase Contracts constituting a part of such Normal Units, (b) transfer the Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio to the Agent for the benefit of the Holders of such Normal Units and (c) remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Normal Units.

         Following the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Normal Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio as the Holder of Normal Units and the Collateral Agent had in respect of the Trust Preferred Securities, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Trust Preferred Securities shall be deemed to be a reference to such Treasury Portfolio.

         The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but TECO and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Holder of a Normal Unit may substitute for the Pledged Trust Preferred Securities or Pledged Treasury Consideration securing its obligations under the related Purchase Contract Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit." A Holder that elects to substitute a Treasury Security for Pledged Trust Preferred Securities or Pledged Treasury Consideration, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Trust Preferred Security or Pledged Treasury Consideration, as the case may be, and Purchase Contract constituting such Normal Unit may be transferred and exchanged only as a Normal Unit.

         A Holder of Stripped Units may reestablish Normal Units by delivering to the Collateral Agent Trust Preferred Securities or the appropriate Treasury Consideration in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         The Purchase Contracts and all obligations and rights of TECO and the Holders thereunder, including, without limitation, the rights of the Holders to receive, and the obligations of TECO to pay, Contract Adjustment Payments shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or TECO, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, TECO shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement; provided, however, that if a Special Event Redemption has occurred and the Treasury Portfolio has become a component of the Normal Units, Holders may settle early Normal Units only with respect to Purchase Contracts underlying Normal Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Normal Units Certificate, the Holder of this

Normal Units Certificate shall deliver this Normal Units Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to TECO or in blank with the form of election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of TECO in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Normal Units as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to ___________ shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Normal Units Certificate. TECO covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Normal Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by TECO or its trustee in the event that TECO becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Trust Preferred Securities or the appropriate Treasury Consideration, as the case may be, underlying this Normal Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Trust Preferred Securities or the Pledged Treasury Consideration, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Purchase Contract, shall be paid on the Purchase Contract Settlement Date by the Collateral Agent to TECO in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Trust Preferred Securities, or Treasury Consideration, as the case may be, and (ii) the Notes as indebtedness of TECO, in each case, for United States federal, state and local income and franchise tax purposes.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         TECO, the Purchase Contract Agent and its Affiliates and any agent of TECO or the Purchase Contract Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving payments of distributions payable quarterly on the Trust Preferred Securities or the Treasury Consideration, as the case may be, performance of the Purchase Contracts (including the Contract Adjustment Payments) and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither TECO, the Purchase Contract Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                       as tenants in common
UNIF GIFT MIN ACT -             Custodian

                                -------------------------------------
                                      (cust)           (minor)

                                Under Uniform Gifts to Minors Act

                                --------------------------------------
                                                              (State)

TEN ENT -                       as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                ------------------------------------------------------------
----------------------------------------------------------------------------

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------------------------------------------------
attorney to transfer said Normal Units Certificates on the books of TECO Energy, Inc. with full power of substitution in the premises.

Dated:                                       _______________________________
                                             Signature

                                             NOTICE: The signature to this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Normal Units
                                             Certificates in every particular,
                                             without alteration or enlargement
                                             or any change whatsoever.


Signature Guarantee:  _________________________________________________________

                             SETTLEMENT INSTRUCTIONS

               The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                       ___________________________________
                                             Signature
                                             Signature Guarantee:_______________


                         (if assigned to another person)

 If shares are to be registered in         REGISTERED HOLDER
 the name of and delivered to a
 Person other than the Holder,
 please (i) print such Person's name
 and address and (ii) provide a
  guarantee of your signature:
                                           Please print name and address of
                                           Registered Holder:

-------------------------------------      ------------------------------------
                  Name                                      Name

-------------------------------------      ------------------------------------
                  Address                                   Address

-------------------------------------      ------------------------------------
-------------------------------------      ------------------------------------
-------------------------------------      ------------------------------------

Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

               The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                       __________________
                                                             Signature


Signature Guarantee: __________________________________

               Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Normal              REGISTERED HOLDER
Units Certificates are to be
registered in the name of and
delivered to, and Pledged Trust
Preferred Securities or Pledged
Treasury Consideration, as the case
may be, are to be transferred to, a
Person other than the Holder,
please print such Person's name and
address:

                                            Please print name and address of
                                            Registered Holder:

-------------------------------------       ------------------------------------
                  Name                                    Name

-------------------------------------       ------------------------------------
                  Address                                Address

-------------------------------------       ------------------------------------
-------------------------------------       ------------------------------------
-------------------------------------       ------------------------------------

Social Security or other Taxpayer
Identification Number, if any               ------------------------------------


Transfer instructions for Pledged Trust Preferred Securities or Pledged Treasury Consideration, as the case may be, transferable upon Early Settlement or a Termination Event:

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
                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

 The following increases or decreases in this Global Certificate have been made:

                                                                          Stated Amount of
                                                                          the Global
                     Amount of                   Amount of                Certificate             Signature of
                     decrease in Stated          increase in Stated       following such          authorized signatory
                     Amount of the               Amount of the            decrease of             of Purchase Contract
Date                 Global Certificate          Global Certificate       Increase                Agent
